SECURITIES AND EXCHANGE
                                   COMMISSION

                             WASHINGTON, D.C. 20549

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                                     FORM 8K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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                          DATE OF REPORT: JUNE 5, 2001


                                  DONINI, INC.
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             (Exact name of Registrant as specified in its Charter)


                                   NEW JERSEY
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                 (State or Other Jurisdiction of Incorporation)

                                     0-32133
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                            (Commission File Number)

                                   22-3768426
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                      (IRS Employer Identification Number)

                      4555 boul, des Grandes Prairies, #30
                      St. Leonard, MONTREAL, QUEBEC H1R 1A5
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               (Address of Principal Executive offices) (Zip Code)


                                 (514) 327-6006
                         ------------------------------
                         Registrant's Telephone Number,
                               including Area Code

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Not applicable.

         As of April 30, 2001, the Company had 13,391,131 shares of its Common Stock outstanding.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not applicable.

ITEM 5.  OTHER EVENTS

         The Registrant has undergone the following significant events:

         (a) The Company added two persons to its Board of Directors Messers Theo Kalaitzis and Chet Zalesky. Mr. Kalaitzis is the President of the Company's subsidiary Pizado Foods (2001) Inc. and Mr. Zalesky is the President of ConsumerMetrics Inc., a company which is a marketing consultant.

         (b) During the month of April the Company authorized the issuance of an aggregate of 1,184,276 shares of it common stock in exchange for the conversion of long term debt in the amount of $1,034,276(Canadian), and pursuant to the terms of a consulting agreement.

ITEM 6.  RESIGNATION OF OFFICERS AND DIRECTORS.

         Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Not applicable.

ITEM 8.  CHANGE IN FISCAL YEAR.

         As a result of its acquisition of Pizza Donini Inc., the Company changed its fiscal year end from December 31 to May 31, effective as of April 3, 2001.

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DONINI, INC.



June 5, 2001                              By: /s/ PETER DEROS
                                              ----------------------------------
                                                  Peter Deros
                                                  President and Chief
                                                  Executive Officer


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